Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED - EDITED COPY

[ * ] This information has been omitted based on a request for confidential treatment. The non-public information has been filed separately with the SEC.

Fourth Amendment to Marketing Agreement

This Fourth Amendment to Marketing Agreement ("Amendment") dated July 1, 2001, is made and entered into by and between Charles Schwab & Co., Inc., a California corporation, ("Schwab") and E-Loan, Inc., a Delaware corporation ("E-Loan"), and is effective as of July 1, 2001.

WHEREAS, Schwab and E-Loan have entered into a Marketing Agreement dated as of April 25, 2000 (the "Agreement"), and have amended the Agreement on three separate occasions;

WHEREAS, Schwab and E-Loan have a mutual desire to further amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, the parties hereby agree as follows:

    Section 8.1 of the Agreement is hereby amended to read as follows:

    8.1 Marketing Fee. In addition to the Warrant being provided by E-Loan to Schwab pursuant to section 8.2, E-Loan shall pay the following to Schwab for its marketing services provided pursuant to the Agreement:

    For the period between July 1, 2001 and June 30, 2002, the sum of [*] payable in 12 equal monthly installments commencing on July 31, 2001 and continuing on the last day of each succeeding month;

    For the period between July 1, 2002 and June 30, 2003, the sum of [*] payable in 12 equal monthly installments commencing on July 31, 2002 and continuing on the last day of each succeeding month;

    For the period between July 1, 2003 and June 30, 2004, the sum of [*] payable in 12 equal monthly installments commencing on July 31, 2003 and continuing on the last day of each succeeding month.

    Section 11.4 of the Agreement is hereby amended by re-numbering the existing paragraph as subparagraph (a) and adding a new subparagraph (b) as follows:

    (b) E-Loan shall have the right to terminate this Agreement without cause on July 1, 2002, by giving written notice to Schwab on or before May 2, 2002, provided, however, that E-Loan's right to terminate this Agreement pursuant to this Section shall not apply if E-Loan undergoes a "change of control" as described in Section 11.3(k) of this Agreement at any time prior to July 1, 2002, whether or not E-Loan has given notice to Schwab of E-Loan's intent to terminate the Agreement prior to such change Of control.

    Section 11.4.1, which was added to the Agreement by the First Amendment to Marketing Agreement dated as of July 10, 2000, is hereby deleted in its entirety.
    Section 11.6 is hereby amended as follows:

    11.6 Transition Matters. Prior to the effective date of a termination of this Agreement, E-Loan shall timely and completely perform its obligations hereunder. Upon receipt of notice of termination, the parties shall negotiate in good faith a transition plan, which shall provide for, among other things, the completion of those loan applications and loan transactions then in hand and in process on the effective date of the termination, the closing of the hyperlinks between the Schwab Websites and the Schwab Mortgage Website and the answering and redirection of telephone calls, e-mails or other communications seeking Schwab products. Upon termination of this Agreement pursuant to Section 11.4, L-Loan shall continue to perform its obligations under the terms of the Agreement for a transition period of 180 days after the effective date of termination or until such earlier time that Schwab notifies E-Loan that the transition is complete, provided, however, that after the effective date of termination and during the 180-day transition period E-Loan's payment obligations under Section 8.1 shall not apply, and any compensation for marketing services shall be as mutually agreed by the parties at market rates consistent with past practice. E-Loan will cooperate fully with Schwab and use its best efforts to assist Schwab in facilitating a smooth transition to a new vendor or to Schwab's own systems.

    Except for the changes set forth in this Amendment, the Agreement shall remain unchanged in all respects, and shall remain in full force and effect in accordance with its terms. All previous amendments to the Agreement are hereby superseded by this Amendment.
E-LOAN, INC. By: /s/ Joseph J. Kennedy Name: Joseph J. Kennedy Title: President	CHARLES SCHWAB & CO., INC. By: /s/ Michael Bentiveglio Name: Michael Bentiveglio Title: Senior Vice President

CONFIDENTIAL TREATMENT REQUESTED - EDITED COPY

[ * ] This information has been omitted based on a request for confidential treatment. The non-public information has been filed separately with the SEC.